SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

September 14, 2010
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On September 14, 2010, the Company announced its financial results for its fiscal 2011 first quarter, which ended on August 31, 2010.  A copy of the press release announcing the earnings is attached hereto as Exhibit 99.1.

Item 8.01.	Other Events

On September 13, 2010, the  Board of Directors (the “Board”) approved a special cash dividend of $0.70 per share (the “Special Dividend”) payable on October 26, 2010 (the “Dividend Payment Date”) to shareholders of record of the Company’s Class A Common Stock and Class B Common Stock as of the close of business on September 23, 2010 (the “Dividend Record Date”).  The Company’s Class A Common Stock will start trading on an ex-dividend basis beginning September 21, 2010 (the “Ex-Dividend Date”), in accordance with New York Stock Exchange rules. Shareholders who sell their shares on or before the Ex-Dividend Date will also be selling their right to receive the Special Dividend.  The aggregate amount of payments to be made in connection with the Special Dividend, the dividend equivalent rights described below and all other dividend equivalents provided under currently outstanding equity awards (assuming 100% vesting of equity awards) will be approximately $21 million.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Also on September 13, 2010, the Compensation Committee of the Board (the “Compensation Committee”) and the Board approved dividend equivalent rights with respect to the Special Dividend for all stock options to purchase shares of the Company’s Class A Common Stock held by the Company’s employees and non-employee directors (the “Special Dividend Equivalent Rights”), which provide for a cash payment in an amount equal to the Special Dividend for each share of Class A Common Stock underlying each outstanding stock option held on the Dividend Record Date. Additionally, the Compensation Committee and the Board provided and clarified that the dividend equivalents previously granted in connection with certain vested performance-based restricted stock units held by the Company’s employees and the restricted stock units held by the Company’s non-employee directors shall include and be payable with respect to the Special Dividend. Payment of the dividend equivalents with respect to the Special Dividend will occur on the terms provided for in the existing award agreements evidencing the stock options and restricted stock units and related dividend equivalents, but only to the extent that the shares underlying the stock options and restricted stock units vest.

The effect of the Special Dividend Equivalent Rights and the dividend equivalents is to provide the holders of outstanding stock options or such restricted stock units with the same economic value immediately after the time the Company’s common stock begins trading ex-dividend as such holder had immediately prior to such time. The outstanding dollar-denominated, performance-based restricted stock units that will be earned based on the Company’s performance for the three-year period ending May 31, 2011 do not have dividend equivalent rights.

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections.  These statements are subject to known and unknown risks and uncertainties, certain of which are beyond the Company’s ability to control or predict, and, therefore, actual results may differ materially.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof. The Company disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  You are cautioned not to place undue reliance on these forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)        Exhibits

99.1  Press Release dated September 14, 2010

The information in Item 2.02 of this report (including exhibits relating thereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or the Securities and Exchange Commission’s rules and regulations, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (except as shall be expressly set forth by specific reference in such filing).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: September 14, 2010

INDEX TO EXHIBITS

Item Number	Exhibit
99.1	Press Release dated September 14, 2010